                                                                   Exhibit 4.4

                                                             Execution Version


                                   EXHIBIT B
                                   ---------


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.


                            ZOLTEK COMPANIES, INC.


                                    WARRANT


Warrant No. [  ]                 Date of Original Issuance: December __, 2006

         Zoltek Companies, Inc., a Missouri corporation (the "COMPANY"), hereby certifies that, for value received, [ ] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of [ ] shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to $28.06 per share (as adjusted from time to time as provided in Section 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including December ____, 2012 (the "EXPIRATION DATE"), and subject to the following terms and conditions:

         1. Definitions. In addition to the terms defined elsewhere in this
            -----------
Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Loan and Warrant Agreement, dated as of September 29, 2005, as amended by Amendment No. 1, dated as of April 28, 2006, and Amendment No. 2, dated as of December 14, 2006, to which the Company and the original Holder are parties (the "PURCHASE AGREEMENT").

         2. Registration of Warrant. The Company shall register this Warrant,
            -----------------------
upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the


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record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. Registration of Transfers. The Company shall register the transfer
            -------------------------
of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4. Exercise and Duration of Warrants.
            ---------------------------------

                  (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price
                                    --------
of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

                  (b) Notwithstanding anything to the contrary herein this Warrant will not be exercisable until the Company has obtained Nasdaq Approval. For the purposes of this Warrant, the term "Nasdaq Approval" shall mean the date in which the Company receives approval from Nasdaq to issue all of the Warrants and the underlying shares of Common Stock into which the Warrants are exercisable.

                  (c) Notwithstanding anything to the contrary herein, at the option of the Holder, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Effectiveness Date in which
(i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Holders for the resale of Registrable Securities thereunder.

         5. Delivery of Warrant Shares.
            --------------------------

                  (a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder


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

intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its best efforts to deliver Warrant Shares hereunder electronically through The Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "DATE OF EXERCISE" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                  (b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

                  (c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "BUY-IN"), then the Company shall
(1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely


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

deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

         6. Charges, Taxes and Expenses. Issuance and delivery of certificates
            ---------------------------
for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen
            ----------------------
or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which may include a surety bond for any Holder other than the original Holder of the Warrant), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

         8. Reservation of Warrant Shares. The Company covenants that it will
            -----------------------------
at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants
                                            ---------
that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         9. Certain Adjustments. The Exercise Price and number of Warrant
            -------------------
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
                                  ---------

                  (a) Stock Dividends and Splits. If the Company, at any time
                      --------------------------
while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such


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

event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

                  (b) Pro Rata Distributions. If the Company, at any time
                      ----------------------
while this Warrant is outstanding, distributes to all holders of Common Stock
(i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder's Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 9(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan which events shall be covered by the anti-dilution provisions of Section 9(a).

                  (c) Fundamental Transactions. If, at any time while this
                      ------------------------
Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer approved or authorized by the Board of Directors of the Company (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or
(4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be


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

given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request as well as assumptions reasonably mutually acceptable to the Company and the Holder, provided, that for purposes of such calculation, the market
                --------
price of the Common Stock shall be the closing bid price of the Common Stock on the Trading Day immediately preceding the public announcement of the Fundamental Transaction and the volatility factor shall be determined by reference to the 12 month average industry volatility measures. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (d) Subsequent Equity Sales.
                      -----------------------

                           (i) While any portion of this Warrant is
outstanding, if the Company issues any shares of Common Stock or the Company or any subsidiary thereof issues any rights, warrants, options or other securities or debt that is convertible into, exchangeable for (any such securities, "COMMON STOCK EQUIVALENTS") entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be adjusted to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue and which adjusted Exercise Price shall continue for as long as this Warrants remain outstanding. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

                           (ii) For purposes of this subsection 9(d), the
following subsections (d)(ii)(l) to (d)(ii)(6) shall also be applicable:

                                    (1) Issuance of Rights or Options. In case
                                        -----------------------------
at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock


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

(such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(d)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                    (2) Issuance of Convertible Securities. In
                                        ----------------------------------
case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(d)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(d).


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                                    (3) Change in Option Price or Conversion
                                        ------------------------------------
Rate. Upon the happening of any of the following events, namely, if the
----
purchase price provided for in any Option referred to in subsection 9(d)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(d)(ii)(l) or 9(d)(ii)(2), or the rate at which Convertible Securities referred to in subsections 9(d)(ii)(l) or 9(d)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(d) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(d) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                                    (4) Stock Dividends. Subject to the
                                        ---------------
provisions of this Section 9(d), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                                    (5) Consideration for Stock. In case any
                                        -----------------------
shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "ADDITIONAL RIGHTS") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights. In the event that the Board of



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

Directors of the Company and the Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

                                    (6) Record Date. In case the Company shall
                                        -----------
take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (iii) Notwithstanding the foregoing, no adjustment
will be made under this Section 9(d) as a result of: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement (but will apply to any amendments, modifications and reissuances thereof), (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized company stock option, stock incentive plan, restricted stock plan or stock purchase plan in existence on the First Closing Date, (iii) the issuance of Common Stock in payment of interest on the 2005 Notes, 2004 Notes, the 2003 Debentures, the 2004 Debentures or the Notes, (iv) the issuance of Common Stock Equivalents pursuant to a Strategic Transaction, or (v) the issuance of Common Stock pursuant to the provisions of Section 2(c) of the Registration Rights Agreement.

                  (e) Number of Warrant Shares. Simultaneously with any
                      ------------------------
adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (f) Calculations. All calculations under this Section 9
                      ------------                              ---------
shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (g) Notice of Adjustments. Upon the occurrence of each
                      ---------------------
adjustment pursuant to this Section 9, the Company at its expense will
                            ---------
promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

                  (h) Notice of Corporate Events. If the Company (i) declares
                      --------------------------
a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. Payment of Exercise Price. The Holder may pay the Exercise Price
             -------------------------
in one of the following manners:

                  (a) Cash Exercise. The Holder may deliver immediately
                      -------------
available funds; or

                  (b) Cashless Exercise. The Holder may notify the Company in
                      -----------------
an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y [(A-B)/A]

                           where:

                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

         11. Limitations on Exercise.
             -----------------------

                           (i) Notwithstanding anything to the contrary
contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any exercise of Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "THRESHOLD PERCENTAGE") or 9.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation, but in no event later than the Expiration Date. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

                           (ii) Notwithstanding anything to the contrary in
this Warrant, if the Company has not previously obtained Shareholder Approval (as defined below), then the Company may not issue shares of Common Stock in excess of the (a) the Issuable Maximum or (b) a number of shares above which the issuance of one additional share would cause a Change of Control (a "CHANGE OF CONTROL THRESHOLD") upon exercise of this Warrant at an exercise price which is less than the Closing Price on the Trading Day immediately preceding the Original Issue Date (the "THRESHOLD PRICE"). The "Issuable Maximum" means, as of any date, a number of shares of Common Stock equal to 19.99% of the outstanding shares of Common Stock immediately preceding the First Closing Date, less such number of shares of Common Stock as have been issued at a price below the Threshold Price (1) upon exercise of the Warrants and warrants issued under the 2003 Securities Purchase Agreement, the 2004 Securities Purchase Agreement, 2004 Loan Agreement or the 2005 Loan Agreement,
(2) upon conversion of the 2003 Debentures, the 2004 Debentures, the 2004 Notes, and the 2005 Notes and (3) upon conversion of the Notes, or in payment of interest thereunder. Each Holder shall be entitled to a portion of the Issuable Maximum or Change of Control Threshold, as applicable, equal to the quotient obtained by dividing: (x) the principal amount of Notes issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of all Notes issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold Notes, then such Holder's remaining portion of the Issuable Maximum or Change of Control Threshold, as applicable, (other than those represented by the remaining portion of this Warrant and the other warrants referenced in clause (1) above) shall be allocated pro-rata among the remaining Holders, giving effect to the Company's desire to allocate among the class of securities known as the Notes this limitation. If on any Date of Exercise, or at such time as a Holder shall notify the Company that the condition in (A) following this clause shall be in effect: (A) the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of this Warrant would exceed the Issuable Maximum or would exceed the Change of Control Threshold on such date, and (B) the Company shall not have previously obtained the vote of shareholders applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum or Change of Control Threshold, as applicable, pursuant to the terms hereof (the "SHAREHOLDER APPROVAL"), then, the Company shall, on such Date of Exercise or on any Date of Exercise prior to the receipt by the Company of the Shareholder Approval, shall issue upon exercise hereof a number of shares of Common Stock equal to the Issuable Maximum or Change of Control Threshold, as applicable, and, with respect to the remainder of this Warrant for which an exercise would result in an issuance of shares of Common Stock in excess of the Issuable Maximum or Change of Control Threshold, the Company must seek Shareholder Approval in accordance with subsection (iii) below. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of exercises of this Warrant shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

                           (iii) Shareholder Approval.
                                 --------------------

                                    (1) If required under applicable Nasdaq
regulations, the Company shall use its best efforts to obtain as soon as possible but in no event later than 90 days following the date of the Loan Agreement or 120 days in the event the proxy materials shall be reviewed by the Commission, shareholder approval of the issuance of the Underlying Shares (the "SHAREHOLDER PROPOSAL"), which approval shall meet the requirements of Nasdaq's Rule 4350(i) of Nasdaq set forth in the NASD Manual (the "SHAREHOLDER APPROVAL DATE").

                                    (2) As soon as practicable following the
date of the Loan Agreement, but in no event more than 30 days following the date of the Loan Agreement, the Company shall prepare and file with the Commission proxy materials calling a special meeting (the "SPECIAL MEETING") of its shareholders seeking approval of the Shareholder Proposal. The Company shall use its reasonable best efforts to cause such proxy materials to reach the "no further comment" stage as soon as possible (the "CLEARANCE DATE") and to hold the Special Meeting as soon as possible following the Clearance Date, but in no event later than 45 days following the Clearance Date.

                                    (3) The Board of Directors shall recommend
approval thereof by the Company's shareholders. The Company shall mail and distribute its proxy materials for the Special Meeting to its shareholders at least 30 days prior to the date of the Special Meeting and shall actively solicit proxies to vote for the Shareholder Proposal. The Company shall provide the Holders an opportunity to review and comment on such proxy materials by providing (which may be by e-mail) copies of such proxy materials and any revised preliminary proxy materials to the Holders at least three (3) days prior to their filing with the Commission. The Company shall provide the Holders (which may be by e-mail) copies of all correspondence from or to the Commission or its staff concerning the proxy materials for the Special Meeting promptly after the same is sent or received by the Company and summaries of any comments of the Commission's staff which the Company receives orally promptly after receiving such oral comments. The Company shall (i) furnish to the Holders and their counsel (which may be by e-mail) a copy of its definitive proxy materials for the Special Meeting and any amendments or supplements thereto promptly after the same are first used, mailed to shareholders or filed with the Commission, (ii) inform the Holders of the progress of solicitation of proxies for such meeting and (iii) inform the Holders of any adjournment of the Special Meeting and shall report the result of the vote of shareholders on the Shareholder Proposal at the conclusion of the Special Meeting.

                                    (4) If for any reason the Shareholder
Proposal is not approved at the Special Meeting, the Company will take such additional acts or actions as are necessary to hold an additional Special Meeting to consider the Shareholder Proposal and in conjunction therewith shall hire a nationally recognized proxy solicitation firm, selected by the Holders which is reasonably satisfactory to the Company, to assist it in obtaining the necessary shareholder votes to approve the Shareholder Proposal. The Company shall bear all costs and expenses of the preparation and filing of any and all proxy materials and Special Meetings, including but not limited to the costs and expenses of the proxy solicitation firm if needed.

         12. No Fractional Shares. No fractional shares of Warrant Shares will
             --------------------
be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

         13. Notices. Any and all notices or other communications or
             -------
deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, Attn: Chief Financial Officer, Facsimile No.: (314) 291-9082, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         14. Warrant Agent. The Company shall serve as warrant agent under
             -------------
this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         15. Miscellaneous.
             -------------

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated ("PROCEEDINGS") (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                    ZOLTEK COMPANIES, INC.

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                EXERCISE NOTICE

To ZOLTEK COMPANIES, INC.:

         The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, par value $0.01 per share, of ZOLTEK COMPANIES, INC. ("COMMON STOCK"), pursuant to Warrant No. [ ], originally issued _____, 2006 (the "WARRANT"), and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                              PLEASE INSERT SOCIAL SECURITY OR
                                              TAX IDENTIFICATION NUMBER


                        (Please print name and address)

                                             Warrant Shares Exercise Log
                                             ---------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                                               Number of Warrant
                              Number of Warrant Shares      Number of Warrant Shares           Shares Remaining to
Date                          Available to be Exercised     Exercised                          be Exercised
--------------------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------------------------------------

                              FORM OF ASSIGNMENT



         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of ZOLTEK COMPANIES, INC. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____

                                       ---------------------------------------
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant)



                                       ---------------------------------------
                                       Address of Transferee



                                       ---------------------------------------

                                       ---------------------------------------


In the presence of:


--------------------------